UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(AMENDMENT No.__)

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American Vantage Companies
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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American Vantage Companies

Notice of Annual Meeting of Stockholders
November 14, 2008

To the Stockholders of
American Vantage Companies:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Stockholders of American Vantage Companies (the “Company”) will be held at The Orleans Las Vegas Hotel & Casino, located at 4500 West Tropicana Avenue, Las Vegas, Nevada, on Friday, November 14, 2008, commencing at 10:00 a.m. (local time), for the following purposes:

1.
To elect two persons to the Board of Directors of the Company as Class C directors, to serve until the third succeeding annual meeting of stockholders of the Company following the Annual Meeting or until such persons shall resign, be removed or otherwise leave office;

2.	To deregister from the Investment Company Act of 1940 and therefore cease to be an investment company; and

3.	To consider and act upon any other proposal as may properly come before the Annual Meeting.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on September 30, 2008 will be entitled to vote at the Annual Meeting. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors, Jeanne Hood, Assistant Secretary

October 3, 2008
Las Vegas, Nevada

Each stockholder is urged to complete, date, sign and return the accompanying proxy card to assure that the stockholder’s vote will be counted.

American Vantage Companies
5115 South Durango Drive
Las Vegas, Nevada 89113-0189

Proxy Statement
Annual Meeting of Stockholders
November 14, 2008

The 2008 Annual Meeting of Stockholders of American Vantage Companies, a Nevada corporation, will be held on Friday, November 14, 2008, at The Orleans Las Vegas Hotel & Casino, located at 4500 West Tropicana Avenue, Las Vegas, Nevada, commencing at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting. We will bear the entire costs of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our stockholders is October 17, 2008.

If the proxy card in the accompanying form is duly completed, executed, dated and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled “Procedure for Voting by Proxy” for further information concerning a stockholder’s ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms “we,” “us,” “our” and “our company” refers to American Vantage Companies and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the stockholders of our company.

Record Date

We have established September 30, 2008 as the record date for the annual meeting. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting. Our common stock currently is the only class of our securities entitled to be voted at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting. The stockholder list also will be available for examination at the annual meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement.

We do not expect that any other matter will be brought before the annual meeting. If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting. We had 6,629,107 issued and outstanding shares of our common stock as of the record date. Accordingly, there are 6,629,107 votes eligible to be cast at the annual meeting.

The election of directors (Proposal 1) is by a plurality of votes cast.

Deregistration from The Investment Company Act (Proposal 2) requires a vote of the lesser of (a) 67% of the Company's outstanding voting securities present at the meeting, if the holders of more than 50% of the Company's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company's outstanding voting securities.

Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called “broker non-votes,” those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast. Therefore, abstentions and broker non-votes will have no effect on the vote on all of the proposals scheduled for vote at the annual meeting. Abstentions and broker non-votes, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

Our directors, director-nominees and executive officers control approximately 27.4% of the voting power entitled to be cast at the annual meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the director-nominees.

Quorum

We must have a quorum in order to carry on business at the annual meeting. Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least a majority of the entire number of votes entitled to be cast at the annual meeting in order for a quorum to exist. Accordingly, we must have present, in person or by proxy, holders owning of record at least 3,314,555 shares of our common stock in order for any business to be conducted at the annual meeting. Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use. To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy card in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy card, subject to any applicable voting or irrevocable proxy agreements to which you may be a party. If you sign the proxy card, but do not make specific choices, the individuals named on your proxy card will vote your shares FOR approval of each of the company proposals scheduled for vote at the annual meeting.

You can still vote in person at the annual meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by:

▪	submitting a new proxy with a later date;

▪	by voting in person at the annual meeting; or

▪	by filing with our corporate secretary a written revocation of the proxy.

Attendance at the annual meeting will not of itself constitute revocation of a proxy. You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors currently is divided into three classes. Under our bylaws as currently in effect, each class of directors is to be as nearly equal in number as possible. Each director, no matter what class, is elected to serve for a three-year term, unless the director shall resign, become disqualified or disabled, or shall otherwise be removed from office. Only a plurality of votes cast is necessary for the election of directors.

Set forth below are the members of each class of our directors and the year in which the term of each director class expires.

Class A	Class B	Class C
(To Serve Until	(To Serve Until	(To Serve Until
the Annual Meeting	the Annual Meeting	the Annual Meeting
of Stockholders in 2010)	of Stockholders in 2009)	of Stockholders in 2008)

Ronald J. Tassinari	Brian T. Seager	Steven G. Barringer
Douglas R. Sanderson		Jeanne Hood

Mr. Barringer, Ms. Hood, Mr. Sanderson and Mr. Seager meet the definition of “independent” directors under the Marketplace Rules of The Nasdaq Stock Market.

Director-Nominees for the 2008 Annual Meeting

As Steven G. Barringer and Jeanne Hood are Chairman and a member of the Nominating Committee, respectively, our Company’s board of directors has nominated Steven G. Barringer and Jeanne Hood for election at the annual meeting as our Class C directors.

Shares represented by executed proxy cards in the form accompanying this proxy statement will be voted, if authority to do so is not withheld, for the election of Steven G. Barringer and Jeanne Hood as Class C directors of our company, unless such nominees shall be unavailable, in which case such shares will be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Mr. Barringer and/or Ms. Hood will be unavailable or, if elected, will decline to serve.

Information Concerning Our Directors and Executive Officers

Set forth below is a brief description of the background of each of our current directors and executive officers, based on information provided to us by them.

		Principal Positions and	Director
Name	Age	Offices with our Company	Since

Ronald J. Tassinari	65	Chief Executive Officer, President, Chairman of the Board of	1979
		Directors
Steven G. Barringer	52	Director (Corporate Governance Liaison, Chairman of Nominating	1998
		Committee)
Jeanne Hood	79	Director (Chairwoman of the Audit Committee)	1994
Douglas R. Sanderson	63	Director	2007
Brian T. Seager	48	Director	2007
Anna M. Morrison	52	Chief Financial Officer	n/a
Paul J. Buonaiuto	37	Chief Executive Officer of Candidates on Demand Group, Inc.,	n/a
		our wholly-owned subsidiary

Ronald J. Tassinari, an original founder of our company, has served as our chief executive officer, president and chairman of our board of directors since our company’s inception in August 1979.

Steven G. Barringer has served as a director of our company since February 1998, as our corporate governance liaison since July 2003 and as Chairman of our nominating committee since March 2007. Mr. Barringer has been a member of Holland & Hart LLP since April 2006. Mr. Barringer was a member of the government relations firm of MGN, Inc. in Washington, D.C. from November 2000 to April 2006.

Jeanne Hood has been a director of our company since February 1994 and chairwoman of our audit committee since March 2002. Ms. Hood was a gaming consultant to our company from February 1994 to April 2000. Ms. Hood served as a director of Pioneer Citizens Bank (a Nevada statewide bank) until its merger during 2000 with Zions, a large regional bank with offices in seven states. Since January 2000, she has served on the board of Southwest USA Bank.

Douglas R. Sanderson was appointed to our board of directors in October 2007 to fill the vacancy created by the death of Audrey C. Tassinari. Mr. Sanderson currently is President of La Jolla Gaming which specializes in server-based technology and offers a line of gaming software through its offices in Las Vegas, San Diego, London and San Jose, Costa Rica. Mr. Sanderson served as President and Chief Executive Officer from 2000 to February 2006 of the publicly-traded company Fortune Entertainment Corporation. Mr. Sanderson is also the former President and Chief Executive Officer of Sega Gaming Technology, Inc. and the former Vice-President of Worldwide Sales for Bally Gaming, Inc. Mr. Sanderson has been named the Las Vegas MDA Humanitarian of the Year and currently is the Chairman and Tournament Manager for the Las Vegas Champions & Celebrities Celebration, a charity golf event that benefits various charities including the Muscular Dystrophy Association, the Susan G. Komen Breast Cancer Foundation, and Junior Golf.

Brian T. Seager was appointed to our board of directors in September 2007 to fill the vacancy created by the resignation of Randolph C. Read.  Since July 2001, Mr. Seager has served as the President of Brilor, Inc.  Brilor, Inc. acquires land and develops master plan communities in Nevada, Arizona, Idaho and Utah.  Mr. Seager serves as a Board of Trustee for Destination Funds.

Anna M. Morrison was appointed our chief accounting officer in April 2003. From August 2002 to April 2003, she provided financial and accounting services to us as an outside consultant. She was president of Morrison Business Resources, Inc. and an associate with Resources Connection, Inc. and Robert Half International, Inc. from 1997 to August 2002. Ms. Morrison served as a manager and an associate for Price Waterhouse LLP, a predecessor of PricewaterhouseCoopers LLP from 1987 to 1992 and from 1993 to 1996. Ms. Morrison is a certified public accountant.

Paul J. Buonaiuto was hired on as chief executive officer for Candidates on Demand Group, Inc., our wholly-owned subsidiary, in June 2008.  Prior to assuming the CEO post, Mr. Buonaiuto was Practice Lead for CDI Corp.  From October 1995 to June 2006 Mr. Buonaiuto was employed with CA, Inc. in various capacities including VP, HR and VP, Global talent acquisition.

Attendance Policy

All board members are strongly encouraged to attend each meeting of the board and committees in which they serve. Directors are strongly encouraged to attend annual meetings.

Committees of Our Board of Directors

Our board of directors has established three standing committees to assist it in the discharge of the board’s duties; an audit committee, a compensation committee, and a nominating committee.

Our audit committee currently is composed of Jeanne Hood, Steven G. Barringer and Brian T. Seager, with Ms. Hood serving as its chairwoman. We believe that Ms. Hood is an “audit committee financial expert” as defined in

Item 407(d)(5) of Regulation S-B promulgated by the SEC. The duties of our audit committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures and reviewing the effectiveness of our procedures intended to prevent violations of law and regulations.

Our compensation committee currently is co-chaired by Steven G. Barringer and Jeanne Hood. Our compensation policy is designed to attract and retain experienced leaders and to reward performance. In measuring the compensation to be paid to our executive officers, the compensation committee considers numerous factors, including our growth, business relationships, and financial performance. The duties of our compensation committee include recommending to the full board of directors remuneration to be paid our executive officers, determining the number and conditions to awards/options granted pursuant to our various stock plans and recommending the establishment of and monitoring of compensation and incentive programs for all of our executive officers. Final determinations of compensation are made by our board. In the past, our compensation committee has delegated authority to our Chief Executive Officer to recommend to our board the compensation of our other executive officers and may continue to do so in the future. Our compensation committee has also engaged the services of compensation consultants in the past to assist the committee in making recommendations to our board by providing us with an evaluation of compensation paid to executive officers in comparable companies and may do so again in the future. Our compensation committee also administers our 2004 Employee Stock Purchase Plan. The compensation committee does not have a charter.

Our board of directors established a nominating committee in March 2007 consisting of Steven G. Barringer and Jeanne Hood. Our nominating committee has not yet adopted a nominating committee charter but is in the process of preparing a charter for adoption. Our nominating committee will consider recommendations for election as directors submitted by our stockholders. These recommendations will be discussed at board meetings and appropriate candidates will be invited to meet with the nominating committee and our entire board to discuss their qualifications for serving on our board. Although the nominating committee has not established formal minimum qualifications for director candidates, including stockholder recommended candidates, it does consider, among other factors, the candidate’s judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the board. In addition, the nominating committee considers specific qualities needed to fill vacancies, such as financial sophistication for potential members of the audit committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the board. Any determination to include a stockholder-recommended candidate as a board nominee remains a subjective determination to be made by our nominating committee.

Stockholder Communications

Stockholders wishing to communicate with our board, other than to submit proposals for action at meetings of our stockholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to “Steven G. Barringer, Independent Director and Corporate Governance Liaison, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada 89180.” The envelope delivering such written communications should be marked “Stockholder Communication.”

Meetings of the Board of Directors and its Committees

Our board of directors held eight formal meetings and took action by written consent in lieu of a meeting on three occasions during our fiscal year ended December 31, 2007. Our audit committee held two formal meetings and took action by written consent in lieu of a meeting on two occasions in 2007. Our compensation committee held no formal meetings and took action by written consent in lieu of a meeting on one occasion during 2007. Our nominating committee held one formal meeting and took action by written consent in lieu of a meeting on one occasion during 2007.

Each member of our board of directors attended, in person or telephonically, at least 75% of the total number of meetings of our board and each committee of the board on which the director serves.

Our board has not established any procedure with respect to director attendance at our annual meetings of stockholders.  Two of our directors were not able to attend our annual meeting of stockholders held on December 4, 2007.

Audit Committee Report

The following report of the audit committee of our board of directors as well as information contained in this proxy statement with respect to our charter and independence of the members of the audit committee do not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference in such other filings.

The audit committee of our board of directors consists of two members, both of whom we believe meet the definition of “independent” under the Marketplace Rules of the Nasdaq Stock Market. None of the audit committee members is a current officer or employee of our company. We further believe that each member of the audit committee has the expertise and experience to adequately serve our stockholders’ interests while serving on the audit committee.

Our board of directors has adopted a written charter for the audit committee. The charter is reviewed and reassessed annually by our board and the audit committee. The charter sets forth the responsibilities, authority and specific duties of the audit committee. The charter also specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the audit committee to our independent accountants and management.

The audit committee charter notes that management is responsible for the preparation and integrity of our financial statements, as well as establishing appropriate internal controls and the financial reporting processes. Piercy Bowler Taylor & Kern is responsible for performing an independent audit of our financial statements and issuing a report on such financial statements. The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee reviewed our audited financial statements for the year ended December 31, 2007 and met with both management and the independent auditors, separately and together, to discuss such financial statements. Management and the auditors have represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee also received written disclosures and a letter from our auditors regarding their independence from us, as required by Independence Standards Board Standard No. 1 and discussed with the auditors such auditors’ independence with respect to all services that it rendered to us. The audit committee also discussed with the auditors any matters required to be discussed by Statement on Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based upon these reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our Certified Shareholder Report of Registered Management Investment Companies on Form N-CSR for the fiscal year ended December 31, 2007.

The Audit Committee of the Board of Directors
of American Vantage Companies
Jeanne Hood, Chairwoman
Steven G. Barringer
Brian T. Seager

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is the only class of our voting securities presently outstanding. The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the record date for the annual meeting by:

▪	each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,

▪	each of our current executive officers identifiable as “named executive officers” as defined by the SEC and directors, and

▪	all of our current executive officers and directors as a “group”, as that term is used in section 13(d)(3) of the Exchange Act.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

Except as otherwise indicated in the notes to the following table,
•	we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and
•	the address for each director and officer listed in the table is American Vantage Companies, 5115 South Durango Drive, Las Vegas, Nevada 89113-0189.

	Amount and Nature of	Percentage of
Name and Address of Beneficial Owner	Beneficial Ownership	Outstanding Shares
Directors and Officers
Michael C. Woloshin	900,000(1)	13.6
Ronald J. Tassinari	770,329 (2)(3)	11.6
Anna M. Morrison	142,300(4)	2.1
Jeanne Hood	107,501 (2)(5)	1.6
Steven G. Barringer	50,000 (2)(6)	*
Douglas R. Sanderson	0 (2)	*
Brian T. Seager	0 (2)	*
All executive officers and directors as a group	1,970,130 (7)	27.4
Beneficial owner of more than 5%
0792725 B.C. Ltd. (8)	725,476(9)	10.9
Vivendi Universal Entertainment LLLP (10)	524,939(11)	7.3
Engex, Inc. (12)	474,500(13)	7.2
Corriente Advisors, LLC and Mark L. Hart, III (14)	502,035(15)	7.6
Rosalind Davidowitz (16)	462,747(17)	7.0
Jay H. and Sharyn Brown (18)	348,211(19)	5.2
_________

* Represents less than 1% of our outstanding common stock.

(1)
Mr. Woloshin, the former Chief Executive Officer for our wholly-owned subsidiary, Candidates on Demand Group, Inc., has granted our board of directors a limited power to vote such shares as further set forth in Note (2). Includes 400,000 shares of our common stock held in escrow pursuant to the terms and conditions of that certain Agreement and Plan of Merger by and among the Company, COD Acquisition Corporation, Candidates on Demand Group, Inc., and Michael Woloshin, dated as of July 11, 2007, as amended on March 10, 2008, and that certain Escrow Agreement by and among the Company, COD Acquisition Corporation, Candidates on Demand Group, Inc., Michael Woloshin and Snow Becker Krauss, P.C., dated as of September 14, 2007.

(2)	Does not include 900,000 shares of our common stock held by Michael Woloshin, who has granted our board of directors a limited power to vote such shares. Mr. Woloshin acquired such 900,000 shares in consideration of the September 2007 merger of Candidates on Demand Group, Inc. (f/k/a COD Acquisition Corporation), a Nevada corporation and our wholly-owned subsidiary, and Candidates on Demand Group, Inc., a New York corporation, of which Mr. Woloshin was the sole shareholder. Mr. Woloshin has granted our board of directors a limited power for a seven-year period commencing on September 14, 2007 to direct how Mr. Woloshin is to vote the 900,000 shares of our common stock pursuant to a voting agreement contained in the Merger Agreement. This voting power has been granted to our board as a group, and not to any individual director. We believe that such voting power is not held by any individual since our board is required to act by majority. As such, no individual director named in this stockholder table is listed as the beneficial owner of the 900,000 shares owned by Mr. Woloshin, although such shares are included in the aggregate amount held by all executive officers and directors as a group. Each member of our board disclaims beneficial ownership of such 900,000 shares.

(3)
Includes (a) 3,698 shares of our common stock owned of record by Mr. Tassinari and his child, as joint tenants, (b) 443,293 shares owned by the Tassinari Family Trust, a family trust in which Mr. Tassinari is trustee and beneficiary, (c) 5,000 shares owned of record by his spouse, (d) 280,555 shares issuable upon exercise of options granted to Mr. Tassinari, which shares are exercisable within the next 60 days, and (d) 27,778 shares issuable upon exercise of options granted to Mr. Tassinari’s spouse, which shares are exercisable within the next 60 days. Does not include 50,000 shares of our common stock issuable upon exercise of an option granted to Mr. Tassinari, which shares are not exercisable within the next 60 days.

(4)	Includes 108,000 shares of our common stock issuable upon exercise of an option granted to Ms. Morrison, which shares are exercisable within the next 60 days.

(5)	Includes 90,834 shares of our common stock issuable upon exercise of options granted to Ms. Hood that are exercisable within the next 60 days.

(6)	Represents 50,000 shares of our common stock issuable upon exercise of options granted to Mr. Barringer, which shares are exercisable within the next 60 days.

(7)	Includes those shares beneficially owned by our current executive officers and directors, as set forth in notes (1), (3), (4), (5), and (6).

(8)	The address for 0792725 B.C. Ltd. is #290 601 Cordova Street, Vancouver, British Columbia, Canada A1 V6B 1G1.

(9)	Represents shares of our common stock beneficially owned as of June 14, 2007 as indicated on the report on Form 3 filed by 0792725 B.C. Ltd.

(10)	The address for Vivendi Universal Entertainment LLLP (“Vivendi”) is 100 Universal City Plaza - Building 1280-6, Universal City, California, 91608.

(11)	Represents 524,939 shares of our common stock issuable upon exercise of warrants held by Vivendi, which shares are exercisable within the next 60 days.

(12)	The address for Engex, Inc. is 44 Wall Street, New York, New York, 10005.

(13)
As indicated by the report on Schedule 13D of Engex, Inc. (“Engex”) filed with the SEC on July 10, 2003, Engex claims to have sole voting and dispositive power with respect to 474,500 shares of our common stock. Such amount does not include 12,300 shares owned directly by the chairman of Engex, J. Morton Davis, or 450,447 shares owned by Mr. Davis’s wife, Rosalind Davidowitz. According to the proxy statement of Engex filed with the SEC on November 29, 2007, the principal stockholders of Engex are (a) Mr. Davis, the reported beneficial owner of 37.4% of the outstanding common stock of Engex, (b) Ms. Davidowitz, the reported beneficial owner of 19.8% of the outstanding common stock of Engex, (c) Kinder Investments L.P., the reported beneficial owner of 7.4% of the outstanding common stock of Engex, and (d) Venturetek LP, the reported beneficial owner of 7.6% of the outstanding common stock of Engex. The shares listed in the principal stockholders table are limited to those shares set forth in Schedule 13D of

Engex as being beneficially owned by Engex. See Note (17) for further information with respect to Mr. Davis’ and Ms. Davidowitz’s ownership interest in our outstanding common stock.

(14)	The address for Corriente Advisors, LLC (“CA”) and Mark L. Hart, III (“Hart”) is 201 Main Street, Suite 1800, Fort Worth, Texas 76102.

(15)
As indicated by the report on Schedule 13G/A filed with the SEC on February 13, 2008, jointly by and on behalf of each of Corriente Advisors, LLC and Mark L. Hart III. Corriente Advisors acts as an investment advisor to, and manages investment and trading accounts of, other persons including Corriente Master Fund, L.P. Corriente Advisors may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons, including Corriente Master Fund. Mr. Hart is the Chairman and Chief Executive Officer of Corriente Advisors and may be deemed to control Corriente Advisors and beneficially own securities owned by Corriente Advisors.

(16)	The address of Rosalind Davidowitz is 7 Sutton Place South, Lawrence, New York, 11563.

(17)
As indicated by the report on Schedule 13G/A of Rosalind Davidowitz filed with the SEC on February 14, 2008, Ms. Davidowitz claims to have sole voting and dispositive powers with respect to 450,447 shares of our common stock owned directly by her and that she may be deemed the beneficial owner of 12,300 shares owned by J. Morton Davis, Mrs. Davidowitz’s husband. Ms. Davidowitz’s Schedule 13G/A states that Mr. Davis has the sole power to dispose or to direct the disposition of the 12,300 shares owned by him. The shares listed in the principal stockholders table are limited to those shares set forth in Ms. Davidowitz’s Schedule 13G/A as being beneficially owned by her. See Note (13) for further information concerning Ms. Davidowitz’s ownership interest in Engex, another stockholder of our Company, and other related matters.

(18)
These stockholders hold 260,711 shares of our common stock of record as tenants-in-common. Mr. Brown provides legal services to us from time to time and previously served as a member of our advisory group formed to assist our management in evaluating merger and acquisition candidates. Mr. Brown received an option to purchase 87,500 shares of our common stock upon his appointment to the advisory group, which shares were to become exercisable upon consummation of a merger or acquisition transaction involving our Company during the term of the advisory group. Such an acquisition transaction was consummated on April 16, 2003. The address for Mr. and Ms. Brown is 1801 Waldman Avenue, Las Vegas, Nevada, 89102.

(19)	Includes 87,500 shares of our common stock that are issuable upon exercise of an option granted to Mr. Brown, which shares are exercisable within the next 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based solely upon a review of copies of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, we believe that all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our fiscal year ended December 31, 2007 on a timely basis.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table summarizes the compensation of our Chief Executive Officer and Chief Accounting Officer (the “Named Executive Officers”) for the fiscal years ended December 31, 2007 and December 31, 2006. We did not have any other executive officers during 2007or 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Ronald J. Tassinari, Chairman, Chief Executive Officer and President	2007 2006	$333,000 $326,400	$75,000 $0	$44,000 (1) $44,000 (1)	$452,000 $370,400
Anna M. Morrison, Chief Financial Officer	2007 2006	$220,000 $215,500	$50,000 $0	$44,000 (1) $44,000 (1)	$314,000 $259,500

_________

(1)	Includes SAR/SEP retirement plan contributions totaling $44,000.

Employment and Severance Agreements

Effective January 31, 2008, the employment agreement with Ronald J. Tassinari, our Chief Executive Officer expired. The Compensation Committee is currently amending the January 1, 2006 employment agreement with Mr. Tassinari under similar terms and conditions.

We entered into a new employment agreement with Anna M. Morrison, the Chief Financial Officer, as of January 1, 2006. We entered into this new employment agreement in order to comply with new Internal Revenue Code sections, rules and regulations concerning recognition of deferred income. With the exception of the timing of certain severance payments, the new employment agreement has substantially similar compensation and other provisions as provided in the employment agreement superseded by the new employment agreement. This agreement has a term expiring on December 31, 2006 (subject to extension) and provides for a base salary of $215,500 per year. We have the right under this agreement to increase Ms. Morrison’s base salary and to grant her incentive compensation, such as additional options or bonuses. Ms. Morrison’s agreement contains severance or “golden parachute” provisions providing for payments equal to 100% of Ms. Morrison’s base salary as in effect on the date of such termination, if she is terminated without cause or she terminates her employment following a change in control of our company.

The Compensation Committee is currently amending the January 1, 2006 employment agreement with Ms. Morrison.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our common stock covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2007:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ronald J. Tassinari	11,696 43,859 25,000 200,000	0 0 0 50,000	$1.125 $1.125 $1.410 $2.870	02/03/2010 02/03/2010 04/15/2013 12/10/2013
Anna M. Morrison	50,000 8,000 50,000	0 2,000 0	$1.410 $2.870 $0.930	04/15/2013 12/10/2013 12/20/2015

Stock Plans and Other Outstanding Options and Warrants

We currently have outstanding options granted under four stock plans, our 1991 Officers Stock Option Plan, 1992 Employee Stock Option Plan, 1996 Stock Option Plan and 2003 Nonqualified Stock Option Plan. There were 11,696 shares of our common stock issuable upon exercise of options granted under the 1991 plan, 83,970 shares issuable upon exercise of options granted under the 1992 plan, 693,335 shares issuable upon exercise of options granted under the 1996 plan, and 340,000 shares issuable upon exercise of options granted under the 2003 plan, each as of the record date for the annual meeting. We are no longer able to grant additional options under the 1991, 1992 and 1996 plans, in accordance with the terms of such plans. The 2003 plan has available for issuance 410,000 shares of our common stock, in addition to the shares underlying options outstanding as of the record date for the annual meeting.

The following table sets forth, as of December 31, 2007:

▪
the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our stockholders and those granted under plans, including individual compensation contracts, not approved by our stockholders (column A),

▪	the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and

▪	the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,129,001	$1.67	410,000
___________

Director Compensation

As more fully described below, the following table summarizes the compensation during 2007 for each of our non-employee directors. We did not have any other non-employee directors in 2007.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Steven G. Barringer	$25,000	$25,000
Jeanne Hood	$25,000	$25,000
Brian T. Seager	$3,750	$3,750
Douglas R. Sanderson	$2,500	$2,500
Randolph C. Read	$12,500	$12,500
Audrey K. Tassinari	$11,250	$11,250

Randolph C. Read resigned from our board in June 2007. Audrey K. Tassinari passed away in August 2007.

Director Compensation Policies

Non-employee directors receive $15,000 per annum for serving on our board of directors.

Jeanne Hood received an annual payment of $10,000 for serving as the chairpersons for the audit and compensation committees. Steven G. Barringer also received an annual payment of $10,000 for serving as our stockholder corporate governance liaison.

We also reimburse our directors for their reasonable expenses incurred in attending meetings of our board of directors.

We also refer you to the subsection entitled “Certain Relationships and Transactions” for additional information concerning other compensation we have paid, or have agreed to pay, to certain of our directors in consideration for other services performed, or to be performed, on our behalf.

Code of Ethics

Our board of directors has established a code of ethics that applies to our principal executive, financial and accounting officers. Our code of ethics was included as Exhibit 1.1 of our Semi-Annual Report on Form N-CSR for the fiscal year ended December 31, 2006, filed with the SEC on April 19, 2007 and Exhibit 14.1 of our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003, filed with the SEC on October 29, 2003. Upon the written request of a stockholder, addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage

Companies, P.O. Box 81920, Las Vegas, Nevada, 89180, we will provide without charge to such shareholder a copy of our code of ethics. A copy of our code of ethics can also be obtained from the SEC’s EDGAR Database at www.sec.gov. The Company intends to satisfy the disclosure requirements regarding any amendments to or waivers from a provision of the code of ethics that applies to its principal executive, financial and accounting officers.

Certain Relationships and Related Transactions

On September 14, 2007, Candidates on Demand Group, Inc. (f/k/a COD Acquisition Corporation), a Nevada corporation and our wholly-owned subsidiary, merged with Candidates on Demand Group, Inc., a New York corporation of which Michael C. Woloshin was the sole shareholder. Concurrently with the merger, we appointed Mr. Woloshin as Chief Executive Officer of Candidates on Demand Group, Inc. In consideration for the merger, we paid Mr. Woloshin $500,000 in cash, issued 500,000 shares of our common stock directly to Mr. Woloshin, issued 400,000 shares of our common stock to Mr. Woloshin to be held in escrow until the satisfaction of certain performance thresholds, and issued a promissory note in the amount of $1.5 million to Mr. Woloshin. We have agreed to issue up to an additional 2,000,000 shares of our common stock and repay a second promissory note in the amount of $1.2 million if Candidates on Demand Group, Inc. attains certain 2007, 2008 and 2009 pretax income benchmarks. Concurrently with the merger, Mr. Woloshin entered into a seven-year voting agreement during which time he has agreed to vote our shares that he received as consideration for the merger as directed by our board. Concurrently with the merger, Candidates on Demand Group, Inc. entered into a five-year employment agreement with Mr. Woloshin engaging Mr. Woloshin as Chief Executive Officer and providing for, among other things, (a) an annual base salary of $150,000 subject to annual increases based on a specified cost-of-living index and (b) an annual bonus of up to $150,000 if the pretax income of Candidates on Demand Group, Inc. exceeds certain thresholds. The employment agreement also provides for a payment of the base salary through the end of the initial five year term in the event of his termination “without cause” or if he terminates his employment for “good reason,” as such terms are used in the agreement. In January 2008, Mr. Woloshin stepped down as Chief Executive Officer and is currently the Director of Marketing and Sales, remaining at the same base salary.

See the subsection entitled “Employment and Severance Agreements” for a discussion of our employment agreements with Ronald J. Tassinari and Anna M. Morrison.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the election of the Class C directors of the board’s nominees as listed above.

PROPOSAL 2
TO DEREGISTER FROM THE INVESTMENT COMPANY ACT OF 1940 AND THEREFORE CEASE TO BE AN INVESTMENT COMPANY

The Board of Directors of the Company proposes and recommends to stockholders that because the nature of the Company's business is such that it no longer falls within the definition of an investment company, it therefore should deregister as an investment company. If this proposal is adopted, the Company will seek approval of the Commission for deregistration as an investment company as soon as practicable.

Definition of "Investment Company"

The Investment Company Act of 1940, as amended ("1940 Act") defines an investment company to include (i) any corporation which, on an unconsolidated basis, has, or proposes to have, more than 40% of the value of its total assets (exclusive of U.S. Government securities and cash items) invested in investment securities (exclusive of such Government securities and securities issued by majority-owned subsidiaries which are not themselves investment companies and are not relying on certain exemptions from the definition of investment company) and (ii) any corporation which is, or holds itself out as being, primarily engaged in the business of investing, reinvesting or trading in securities. The 1940 Act excludes from classification as an investment company, among others, (i) any corporation primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities and (ii) any corporation which the Commission determines and declares to be primarily engaged, either directly or through majority-owned subsidiaries, or controlled companies conducting similar types of businesses, in one or more businesses other than that of investing, reinvesting, owning, holding or trading in securities.

Regulation under the Securities Laws

As a registered investment company, the Company is regulated under a variety of securities laws and rules, including particularly the 1940 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules on occasion overlap and/or complement each other as, for example, in the area of proxy solicitation where the 1940 Act incorporates by reference the various provisions of the Exchange Act. There are rules specific to the investment company format, however, and these would no longer be applicable after deregistration as an investment company.

The following is a brief summary of the regulatory structure imposed by the 1940 Act. For the most part, the provisions cited are those which are specific to registered investment companies, although in some instances, e.g., periodic reporting, deregistration would mean the substitution of one set of rules and forms for another. The 1940 Act prohibits certain transactions between the Company and affiliated persons, including directors and officers of the Company or affiliated companies, unless such transactions are exempted by the Commission; regulates the composition of the Board; regulates the capital structure of the Company by restricting the issuance of senior equity and debt securities and restricts the issuance of stock options, rights and warrants; prohibits pyramiding of investment companies and the cross ownership of securities; provides for the custody of securities and bonding of certain employees; regulates the form, content and frequency of financial reports to stockholders; requires the Company to carry its assets at fair value rather than at cost in financial reports; requires that the Company file with the Commission periodic reports designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Company from changing the nature of its business or fundamental investment policies without the prior approval of its stockholders; and prohibits voting trusts.

Other provisions of the 1940 Act state that common stock may not be issued at less than net asset value; provide that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization; restrict the manner in which repurchases of stock may be effected; restrict plans of reorganization; provide for enforcement by the Commission of the 1940 Act through administrative proceedings and court actions; and create a right in private persons to bring injunctive and damage actions in Federal courts to enforce compliance with the 1940 Act.

The Proposal

The Company's management has recommended to the Company's Board of Directors that the Company deregister as an investment company. The Board considered this matter and recommended that stockholders approve the deregistration from the 1940 Act. This Board action is based upon the conclusion by the Board that by virtue of the fact that the Company’s investment securities equal approximately 25.6% of its total assets, well below the 40% threshold set forth in Section 3(a)(1)(C) of the 1940 Act, the Company no longer falls within the definition of an investment company. Further, the Company maintains ongoing business operations in the placement agency, restaurant, gaming and entertainment fields, all of which are unrelated to the business of investing, reinvesting, owning, holding, or trading in securities.

The Company does not need to change its business objective or operations at this time since it is presently engaged as an operating company in various operating businesses. Accordingly, if the stockholders authorize the deregistration under the 1940 Act, the Company will continue to engage in its present business operations as it has been so conducting the same while registered under the 1940 Act.

Procedures after Stockholder Approval

In the event of stockholder approval of this Proposal 2, the Company intends to apply to the Commission for an order under Section 8(f) of the 1940 Act declaring that it has ceased to be an investment company and that it should be deregistered from the 1940 Act. After reviewing the application, the Commission can require the Company to supply additional information, which may result in one or more amendments to the application. The Commission can on its own motion or on the motion of any interested party order a public hearing on the application. It cannot be stated with certainty whether the Commission will grant the Company's application, or the timing necessary to obtain a deregistration order.

If the proposal is approved and if the Commission should approve deregistration under Section 8(f) of the Exchange Act, stockholders would no longer have the benefit of the significant regulatory protections provided by the 1940 Act as outlined above. However, following deregistration, stockholders would continue to have the protections afforded by the Exchange Act, which regulates publicly traded companies, including the following: soliciting proxies from stockholders, filing interim and annual reports with the Commission, filing securities ownership reports by directors, officers and principal stockholders, and engaging in insider trading in securities, using manipulative devices in connection with certain security transactions, and making misleading statements in reports or documents filed with the Commission. The protections of the 1940 Act, as described above, are substantive in nature, and thus differ in both nature and quality, from the requirements of the Exchange Act, which relate primarily to disclosure and reporting.

Further, under the Exchange Act, there is a greater degree of flexibility to engage in a wide scope of corporate transactions, including capital raising activities, than would otherwise be permitted under the 1940 Act. The Company believes that since it has been conducting its business, and will continue to conduct its business in the future, as an operating company, the flexibility of being registered under the Exchange Act is necessary to best carry out the Company’s objectives, business plan and future operations.

Vote Required and the Board's Recommendation

Under the 1940 Act, the required vote of stockholders in order to deregister as an investment company is the lesser of (a) 67% of the Company's outstanding voting securities present at the meeting, if the holders of more than 50% of the Company's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company's outstanding voting securities.

Our board of directors, including the “non-interested” directors, unanimously recommends that the stockholders vote FOR Proposal 2 to deregister from the 1940 Act and therefore cease to be an investment company.

INDEPENDENT ACCOUNTANTS

Principal Accountant Fees and Services

The following table sets forth the fees billed by our independent accountants for the years ended December 31, 2007 and 2006 for the categories of services indicated.

Category	2007	2006
Audit fees (1)	$96,000	$110,000
Audit-related fees (2)	52,000	10,000
Tax fees (3)	95,000	1,000
All other fees (4)	0	0

(1)	Consists of fees billed for the audit of our annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our interim financial statements that are not included in “audit fees” in this table.

(3)	Consists of professional services rendered for tax compliance, tax advice and tax planning. The nature of these tax services is tax preparation.

(4)	Our current independent certified public accountants, Piercy Bowler Taylor did not provide any other services during the two fiscal years.

Audit Committee Pre-Approval Policy of Audit and Non-Audit Services

In addition to our independent certified public accountants retained to audit our consolidated financial statements for our fiscal year, we may also retain our certified public accountants to provide other auditing and advisory services to us. We understand the need for our certified public accountants to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of our certified public accountants, our audit committee has restricted the non-audit services that our certified public accountants may provide to us to tax services, merger and acquisition due diligence and audit services or other particular services on a case-by-case basis, and has determined that we would obtain even these non-audit services from our certified public accountants only when the services offered by our certified public accountants are more effective or economical than services available from other service providers.

Our audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by our certified public accountants and any other accounting firms we may retain. Specifically, the audit committee has pre-approved the use of our certified public accountants for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request to be undertaken to provide assurances of accuracy on matters not required by laws or regulations. As permitted by the Sarbanes Oxley Act of 2002, the audit committee may delegate pre-approval authority to one or more of its members. Our audit committee has designated its chairperson, Jeanne Hood, to pre-approve permissible non-audit services provided by the independent registered public accounting firm. Generally, the entire audit committee pre-approves audit services to be performed on quarterly and annual financial statements. The chairperson presents all pre-approved services to the full audit committee for their review and ratification. The percentage of services set forth above in the categories “Audit fees,” “Audit-related fees,” “Tax fees” and “All other fees” that were approved by our audit committee was 100%. The audit committee may also pre-approve particular services on a case-by-case basis.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our annual report to shareholders in connection with this proxy solicitation. If you would like a copy of our annual report, excluding certain exhibits, please contact Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

OTHER MATTERS

As of the date of this proxy statement, our board of directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the annual meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in our next year’s proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on June 12, 2009. Proposals should be addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

For any proposal that is not submitted for inclusion in our next year’s proxy statement, but is instead sought to be presented directly at next year’s annual meeting, SEC rules will permit management to vote proxies in its discretion if we:

•
receive notice of the proposal before the close of business on August 26, 2009 and advise our stockholders in our proxy statement for next year’s annual meeting about the nature of the matter and how management intends to vote on such matter, or

•	do not receive notice of the proposal prior to the close of business on August 26, 2009.

Notices of intention to present proposals at next year’s annual meeting should be addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

The notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meetings, and

•	any material interest of the stockholder in such business.

By Order of the Board of Directors, Jeanne Hood, Assistant Secretary

Las Vegas, Nevada
October 3, 2008

American Vantage Companies

The undersigned hereby appoints Ronald J. Tassinari and Anna M. Morrison, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in American Vantage Companies, a Nevada corporation (the “Corporation”), at the 2008 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on November 14, 2008, and any adjournments or postponements thereof, as follows:

This proxy is being solicited on behalf of the Board of Directors of the Corporation. The board recommends a vote FOR the listed director-nominees and agenda items 2 and 3.

1.	Election of the following nominees to Class C of the Board of Directors of the Corporation:

Steven G. Barringer
Jeanne Hood

☐	FOR the nominee listed above	☐	WITHHOLD authority to vote for all of the nominees

☐	WITHHOLD authority to vote for the following nominee:
__________________________________________________
(Name of nominee for which authority to vote for is denied)

2.	To approve to deregister from the Investment Company Act of 1940 and therefore cease to be an investment company:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Upon such other business as may properly come before the Annual Meeting or any adjournment thereof:

☐	GRANT AUTHORITY	☐	WITHHOLD AUTHORITY

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES, AND FOR PROPOSALS 2 AND 3, AS SET FORTH ON THE REVERSE HEREOF. RECEIPT OF THE CORPORATION’S PROXY STATEMENT, DATED OCTOBER 3, 2008, IS HEREBY ACKNOWLEDGED.

Dated:     , 2008

[L.S.]

[L.S.]

 (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

PLEASE MARK, DATE, SIGN AND RETURN
THIS PROXY IN THE ACCOMPANYING ENVELOPE